Exhibit 99.1

Nightfood to Present at Emerging Growth Conference on June 8, 2022

Nightfood invites individual and institutional investors to learn about the opportunity envisioned where nutrition and sleep intersect.

Tarrytown, NY, June 6, 2022 – Nightfood Holdings, Inc. (OTCQB: NGTF), the company pioneering the sleep-friendly nighttime snacking category, is pleased to announce that it has been invited to present at the Emerging Growth Conference on Wednesday, June 8, 2022.

This live, interactive online event will give the investment community the chance to familiarize themselves with the Nightfood investment thesis and learn more about the significant opportunity the company believes exists where nutrition and sleep intersect.

Nightfood Founder and CEO, Sean Folkson, will deliver a presentation focused on the sleep-friendly nighttime snacking category which Nightfood is pioneering, and provide updates on the May 2022 launch of Nightfood’s sleep-friendly snack products in hotel lobby shops from coast to coast. A live question and answer session will follow the presentation.

Nightfood’s presentation will begin at 11:30 AM Eastern time and the Q&A will conclude at noon.

“I’m looking forward to introducing the Nightfood story to potentially thousands of new investors, while updating everybody on our recently-launched national hotel rollout, the significant increases being made to our production capacity, and new products in development,” stated Folkson.

The Company announced the receipt of initial purchase orders in late April which established national wholesale distribution of Nightfood’s sleep-friendly ice cream to the hospitality vertical. Many of those distribution centers have since placed reorders, as Nightfood is now available for sale to guests in hundreds of hotel lobby shops from coast-to coast, across more than 40 states. Management has set a target to secure distribution in 7,500 hotel lobby shops by February of 2023.

Please register here to ensure you can attend the conference and receive any updates that are released.

For interested parties who are unable to join the event live on the day of the conference, an archived webcast will also be made available on EmergingGrowth.com and a direct link to the archive will also be circulated after the event.

About the Emerging Growth Conference

The Emerging Growth conference is an effective way for public companies to present and communicate their new products, services and other major announcements to the investment community from the convenience of their office, in a time efficient manner.

The Conference focus and coverage includes companies in a wide range of growth sectors, with strong management teams, innovative products & services, focused strategy, execution, and the overall potential for long term growth. Its audience includes potentially tens of thousands of Individual and Institutional investors, as well as Investment advisors and analysts.

All sessions will be conducted through video webcasts and will take place in the Eastern time zone.

About Nightfood

Nightfood is pioneering the category of sleep-friendly nighttime snacking.

Over 80% of Americans snack regularly at night, resulting in an estimated 700 million nighttime snack occasions weekly, and an annual spend on night snacks of over $50 billion. The most popular choices are ice cream, cookies, chips, and candy. Recent research confirms such snacks, in addition to being generally unhealthy, can impair sleep, partly due to excess fat and sugar consumed before bed.

Nightfood’s sleep-friendly snacks are formulated by sleep and nutrition experts to contain less of those sleep-disruptive ingredients, along with a focus on ingredients and nutrients that research suggests can support nighttime relaxation and better sleep quality.

The brand is currently focused on establishing widespread national distribution of its sleep-friendly snacks in the high-margin hotel vertical. Nightfood began rolling into hotels across the United States in May 2022. Management believes hotels have an obligation to help guests achieve better sleep, and one way to do that is through the snacks hotels curate for sale in their grab-and-go lobby shops.

With an estimated 56,000 hotels across the United States, national distribution is expected to lead to profitability, consumer adoption of the nighttime snack category, and a strategically defensible position from which category leadership can be maintained.

Questions can be directed to investors@Nightfood.com

By signing up at ir.nightfood.com, investors can receive updates of filings and news releases in their inbox.

Forward Looking Statements:

This current press release contains “forward-looking statements.” Statements in this press release which are not purely historical (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to, sales projections, potential customers, any products sold or cash flow from operations.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, (a) the inherent uncertainties associated with distribution of our products, (b) the market acceptance of our products at all levels of distribution and sale, including retail purchasers, wholesalers and hotel chains, (c) the success and commitment of our distribution partners to access distribution channels and successfully engage with sellers of our products, including, supermarkets and hotel chains, and our success in obtaining purchase orders from hotel chains, supermarkets and others, (d) competition from existing and new companies and products and (e) difficulties associated with obtaining financing on acceptable terms . These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our most recent annual report for our last fiscal year, our quarterly reports, and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Media Contact:

Simon Dang
simon@nightfood.com
718-635-2949

Investor Contact:

Stuart Smith

SmallCapVoice

investors@nightfood.com

888-888-6444, x3

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